UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 3, 2014

GLOBAL BRASS AND COPPER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35938	06-1826563
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

475 N. Martingale Road Suite 1050
Schaumburg, IL 60173
(Address of principal executive offices)

(847) 240-4700
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On February 3, 2014, in connection with the previously disclosed secondary public offering (the “Offering”) by Global Brass and Copper Holdings, Inc. (the “Company”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) with Halkos Holdings, LLC, as selling stockholder (the “Selling Stockholder”) and Morgan Stanley & Co. LLC, as underwriter (the “Underwriter”), the Underwriter purchased an additional 910,000 shares of Common Stock pursuant to the exercise of its option to purchase additional shares.  As a result of the purchase pursuant to the exercise of the option to purchase additional shares, the Selling Stockholder no longer owns any Common Stock.  The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholder.

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SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GLOBAL BRASS AND COPPER HOLDINGS, INC.

By:	/s/ Scott B. Hamilton
Name:	Scott B. Hamilton
Title:	General Counsel and Secretary

Dated: February 3, 2014

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